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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         streetTRACKS(SM) Series Trust
             [Exact name of registrant as specified in its charter]

      Massachusetts                                       (see next page)
--------------------------------------------------------------------------------
(State of incorporation or                       (I.R.S. Employer Identification
      organization)                                            number)

225 Franklin Street Boston, Massachusetts                     02110
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(Address of principal executive offices)                    (Zip Code)

Shares of beneficial interest, $.01 par
              value                             American Stock Exchange LLC
--------------------------------------------------------------------------------
Title of each class to be registered         Name of each exchange on which each
                                                   class is to be registered

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-57793; 811-08839

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)

Item 1.   Description of Registrant's Securities to be Registered


A description of the shares of beneficial interest, $.01 par value, of streetTRACKSSM Series Trust (the "Trust") to be registered hereunder is set forth in the section entitled "Capital Stock and Shareholder Reports" in the Statement of Additional Information that


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has been filed with the Securities and Exchange Commission in connection with the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-57793; 811-08839), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of ten (10) separate investment portfolios. Each of the Trust's ten investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

streetTRACKS(SM) Morgan Stanley High Tech 35 Index Fund                  04-3526664
streetTRACKS(SM) Morgan Stanley Internet Index Fund                      04-3526700
streetTRACKS(SM) Dow Jones U.S. Small Cap Growth Index Fund              04-3526668
streetTRACKS(SM) Dow Jones U.S. Small Cap Value Index Fund               04-3526667
streetTRACKS(SM) Dow Jones U.S. Large Cap Growth Index Fund              04-3526701
streetTRACKS(SM) Dow Jones U.S. Large Cap Value Index Fund               04-3526672
streetTRACKS(SM) Wilshire REIT Index Fund                                04-3526665
streetTRACKS(SM) Dow Jones Global Titans Index Fund                      04-3526673
FORTUNE 500(R)Index Fund                                                 04-3526697
FORTUNE e-50(TM)Index Fund                                               04-3526699

Item 2.   Exhibits

The following is a list of exhibits to this Registration Statement on Form 8-A which shall be filed with the American Stock Exchange, Inc.:

1. Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-57793; 811-08839), as filed with the Securities and Exchange Commission on September 25, 2000.

2. The Trust's Amended and Restated Declaration of Trust is included as Exhibit a(ii) to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-57793; 811-08839), as filed with the Securities and Exchange Commission on September 25, 2000.

3. The Trust's By-Laws is included as Exhibit b to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-57793; 811-08839), as filed with the Securities and Exchange Commission on September 25, 2000.

4. A specimen certificate of beneficial interest, $.01 par value is included as Exhibit c to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-57793; 811-08839), as filed with the Securities and Exchange Commission on September 25, 2000.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and State of Massachusetts on the 22nd day of September 2000.


By: /s/ Agustin J. Fleites

Agustin J. Fleites
President